EXHIBIT 99.3

Loop Holdings, Inc.

And

Loop Industries, Inc. (formerly First American Group Inc.)

As of May 31, 2015

Index to the Pro Forma Combined Financial Statements

(Unaudited)

Contents	Page(s)

Pro Forma Combined Balance Sheet at May 31, 2015	PF-2

Notes to the Pro Forma Combined Financial Statements	PF-3

PF-1

Loop Holdings, Inc. and Loop Industries, Inc. (formerly First American Group Inc.)
Pro Forma Combined Balance Sheet
May 31, 2015
(Unaudited)

	Historical			Pro Forma
	Loop Holdings, Inc. (restated)	Loop Industries, Inc. (formerly First American Group Inc.)		Adjustments	Combined
	May 31, 2015	March 31, 2015

ASSETS
CURRENT ASSETS
Cash	$2,044,261	$1,775	(a)	$(16,000)	$2,030,036
Prepayments and other current assets	361,952	540		-	362,492

Total current assets	2,406,213	2,315		(16,000)	2,392,528

INTELLECTUAL PROPERTY
Intellectual property	445,050	-		-	445,050
Accumulated amortization	(17,311)	-		-	(17,311)

Intellectual property, net	427,739	-		-	427,739

Total assets	$2,833,952	$2,315		$(16,000)	$2,820,267

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$104,862	$5,750		$-	$110,612
Advances from related party	1,130	35,243		-	36,373

Total current liabilities	105,992	40,993		-	146,985

Total liabilities	105,992	40,993		-	146,985

COMMITMENTS AND CONTENGENCIES

STOCKHOLDERS' EQUITY

Common stock par value $0.0001: 250,000,000 shares authorized; 29,798,300 shares issued and outstanding	233	12,606	(a)(b)(d)(e)	(9,859)	2,980
Additional paid-in capital	3,425,957	55,211	(a)(b)(c)(d)(e)	(112,636)	3,368,532
Accumulated deficit	(698,230)	(106,495	)(c)	106,495	(698,230)

Total stockholders' equity	2,727,960	(38,678)		(16,000)	2,673,282

Total liabilities and equity	$2,833,952	$2,315		$(16,000)	$2,820,267

(a)	To reflect the redemption of 25,000,000 shares of common stock of First American Group for $16,000 per stock redemption agreements.
(b)	To reclassify Loop Holdings's common stock to Additional paid-in capital
(c)	To reclassify First American Group's accumulated deficit to Additional paid-in capital
(d)	To reflect the issuance of 23,282,500 shares of common stock of First American Group for the acquisition of all of the issued and outstanding capital stock of Loop Holdings, Inc.
(e)	To give retroactive effect of 1-for-4 reverse stock split.

See accompanying notes to pro forma combined financial statements.

PF-2

Loop Holdings, Inc.

And

Loop Industries, Inc. (formerly First American Group Inc.)

As of May 31, 2015

Index to the Pro Forma Combined Financial Statements

(Unaudited)

Note 1 -Organization and Operations

Loop Industries, Inc. (formerly First American Group Inc.)

Radikal Phones Inc. ("Radikal Phones") was incorporated under the laws of the State of Nevada on March 11, 2010. On October 7, 2010 Radikal Phones Inc. changed its name to First American Group Inc. The First American Group Inc. plans to engage in the development, sales and marketing of voice-over-Internet-protocol ("VOIP") telephone services to enable end-users to place free phones calls over the internet in return for viewing and listening to advertising.

Corporate Actions to Effect a 1-for-4 reverse stock split and Name Change

The Board of Directors of First American Group Inc. and one stockholder holding an approximately 57.1 % of shares of common stock issued and outstanding as of July 7, 2015, have approved and consented in writing in lieu of a special meeting of the Board of Directors and a special meeting of the stockholders to the following actions:

(1)	The approval of a 4-for-1 reverse stock split of the issued and outstanding shares of our common Stock; and

(2)	The approval of an Amendment to our Articles of Incorporation to change the name our company to Loop Industries, Inc. (the "Company")

All shares and per share amounts in the consolidated financial statements have been adjusted to give retroactive effect to the Stock Split.

Loop Holdings, Inc.

Loop Holdings, Inc. (the "Loop Holdings") was incorporated on October 23, 2014 under the laws of the State of Nevada. Loop Holdings, Inc. engages in the designing, prototyping and building a closed loop plastics recycling business leverage a proprietary de-polymerization technology.

Acquisition of Loop Holdings, Inc. Recognized as a Reverse Acquisition

On June 29, 2015, Loop Industries, Inc. (formerly First American Group Inc.) (the "First American Group"), entered into a share exchange agreement (the "Share Exchange Agreement") and stock redemption agreements (the "Stock Redemption Agreements"), by and among First American Group, Loop Holdings, Inc., and all of the stockholders of Loop Holdings, Inc.

Pursuant to a Stock Redemption Agreement dated June 29, 2015, the First American Group redeemed from Mazen Kouta, who served as President, Treasurer and a director from April 27, 2010 until June 29, 2015, 14,062,500 shares of common stock of First American Group for an aggregate redemption price of $9,000 and a mutual release of claims with First American Group, the effect of which is that Mr. Kouta no longer holds any shares of common stock or any other securities of First American Group immediately following the redemption. Pursuant to a Stock Redemption Agreement dated June 29, 2015, First American Group redeemed from Zeeshan Sajid, who served as Secretary and director from April 27, 2010 until June 29, 2015, 10,937,500 shares of common stock of First American Group for an aggregate redemption price of $7,000 and a mutual release of claims with First American Group, the effect of which is that Mr. Sajid no longer holds any shares of common stock or any other securities of First American Group immediately following the redemption. Neither First American Group nor Mr. Sajid had any known claims against the other and released each other from any claims in order to mitigate the likelihood of claims being made in the future by any of the parties against the other.

PF-3

Under the terms and conditions of the Share Exchange Agreement, First American Group issued 23,282,500 shares of its common stock for the acquisition of all of the issued and outstanding shares of Loop Holdings. The number of common shares issued represented approximately 78.1% of the issued and outstanding common stock immediately after the consummation of the Share Exchange Agreement and Stock Redemption Agreements. The board of directors and the members of the management of First American Group resigned and the board of directors and the member of the management of Loop Holdings became the board of directors and the member of the management of the combined entities upon consummation of the Share Exchange Agreement.

As a result of the controlling financial interest of the former stockholders of Loop Holdings, Inc., for financial statement reporting purposes, the merger between First American Group and Loop Holdings was treated as a reverse acquisition, with Loop Holdings deemed the accounting acquirer and First American Group deemed the accounting acquiree under the acquisition method of accounting in accordance with the Section 805-10-55 of the FASB Accounting Standards Codification. The reverse acquisition is deemed a capital transaction in substance whereas the assets and liabilities of Loop Holdings, Inc. (the accounting acquirer) are carried forward to First American Group (the legal acquirer and the reporting entity) at their carrying value before the combination and the equity structure (the number and type of equity interests issued) of Loop Holdings, Inc. is being retroactively restated using the exchange ratio established in the Share Exchange Agreement and Stock Redemption Agreements to reflect the number of shares of First American Group issued to effect the acquisition. The number of common shares issued and outstanding and the amount recognized as issued equity interests in the consolidated financial statements is determined by adding the number of common shares deemed issued and the issued equity interests of Loop Holdings, Inc. immediately prior to the business combination to the unredeemed shares and the fair value of First American Group determined in accordance with the guidance in ASC Section 805-40-55 applicable to business combinations, i.e. the equity structure (the number and type of equity interests issued) in the consolidated financial statements immediately post combination reflects the equity structure of First American Group, including the equity interests the legal acquirer issued to effect the combination.

Note 2 - Basis of Presentation

Assumptions of Pro Forma Combined Financial Statements

The pro forma combined balance sheet as of May 31, 2015 is based on the historical financial statements of Loop Holdings, Inc. and First American Groupafter giving effect to Loop Holdings, Inc.'s acquisition of First American Group using the acquisition method of accounting and applying the assumptions and adjustments described in the notes to the pro forma combined financial statements as if such acquisition had occurred as of May 31, 2015 for the combined balance sheet for pro forma financial statements purposes.

The pro forma combined financial statements have been prepared by management for illustrative purposes only and are not necessarily indicative of the combined financial position or combined results of operations in future periods or the results that actually would have been realized had Loop Holdings, Inc. and First American Group been a combined entity during the specified period(s). The pro forma adjustments are based on the preliminary information available at the time of the preparation of this documentand assumptions that management believes are reasonable. The pro forma combined financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with Loop Holdings, Inc.'s historical financial statements included elsewhere in this Amendment to the Current Statement on Form 8-K/A for the period from October 23, 2014 (inception) through February 28, 2015 and for the period ended May 31, 2015 as Exhibits filed with SEC herewith.

The pro forma combined financial statements do not purport to represent what the results of operations or financial position of the combined entity would actually have been if the merger had in fact occurred on May 31, 2015, nor do they purport to project the results of operations or financial position of the combined entity for any future period or as of any date.

These pro forma combined financial statements do not give effect to any restructuring costs or to any potential cost savings or other operating efficiencies that could result from the merger betweenLoop Holdings, Inc. and First American Group Inc. since such amounts, if any, are not presently determinable.

PF-4

Note 3 - Pro Forma Adjustments

The pro forma combined financial statements have been prepared as if the acquisition was completed on May 31, 2015 for combined balance sheet purpose and reflects the following pro forma adjustment(s):

a)	To reflect the redemption of 25,000,000 shares of common stock of First American Group Inc. for $16,000 per stock redemption agreements.

Cash	(16,000)

Common stock: $0.0001 par value	2,500

Additional paid-in capital	13,500

b)	To reclassify Loop Holdings' common stock to Additional paid-in capital.

Common stock: $0.0001 par value	233

Additional paid-in capital	(233)

c)	To reclassify First American Group's accumulated deficit to Additional paid-in capital.

Accumulated deficit	(106,495)

Additional paid-in capital	106,495

d)	To reflect the issuance of 23,282,500 shares of common stock of First American Group for the acquisition of all of the issued and outstanding capital stock of Loop Holdings, Inc.

Common stock: $0.0001 par value	(2,326)

Additional paid-in capital	2,326

e)	To give retroactive effect of 1-for-4 reverse stock split

Common stock: $0.0001 par value	9,454

Additional paid-in capital	(9,454)

PF-5

Note 4 - Pro Forma Earnings per Share

The pro forma earnings per share for the period from October 23, 2015 (inception) through February 28, 2015, giving effect to the recapitalization transaction and the 1-for-4 reverse stock split has been computed as follows:

Net loss	$(255,599)

Earnings per share - Basic and diluted	$(0.01)

Weighted average number of shares deemed issued and outstanding	19,853,575

The pro forma earnings per share for the three month ended May 31, 2015, giving effect to the recapitalization transaction and the 1-for-4 reverse stock split has been computed as follows:

Net loss	$(442,631)

Earnings per share - Basic and diluted	$(0.02)

Weighted average number of shares deemed issued and outstanding	22,004,361

PF-6